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                                                                    EXHIBIT 10.3

                                O'CHARLEY'S INC.
                  1991 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                        (AS AMENDED THROUGH MAY 4, 2000)


1.       PURPOSE

         The purposes of the O'Charley's Inc. 1991 Stock Option Plan for Outside Directors are to advance the interests of O'Charley's Inc. (the "Company") and its shareholders by attracting and retaining the highest quality of experienced persons as directors and to align the interest of the Outside Directors of the Company more closely with the interests of the Company's shareholders.

2.       DEFINITIONS

         The following terms shall have the meanings indicated below:

         (a) "Affiliate" shall have the meaning set forth in the Company's 1990 Employee Stock Plan.

         (b) "Board" shall have the meaning set forth in the Company's 1990 Employee Stock Plan.

         (c) "Change in Control" shall have the meaning set forth in the Company's 1990 Employee Stock Plan.

         (d) "Code" shall have the meaning set forth in the Company's 1990 Employee Stock Plan.

         (e) "Committee" shall have the meaning set forth in the Company's 1990 Employee Stock Plan.

         (f) "Common Stock" means the common stock, without par value, of the Company.

         (g) "Company" shall have the meaning set forth in the Company's 1990 Employee Stock Plan.

         (h) "Disability" shall have the meaning set forth in the Company's 1990 Employee Stock Plan.

         (i) "Fair Market Value" shall have the meaning set forth in the Company's 1990 Employee Stock Plan.

         (j) "Option" means an option granted to an Outside Director pursuant to the Plan.

         (k) "Optionee" means an Outside Director who has been granted an Option pursuant to the Plan.


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         (l)      "Outside Director" means any member of the Board of Directors of the Company who during the term of this Plan has not served as an officer or employee of the Company.

         (m) "Plan" means the O'Charley's Inc. 1991 Stock Option Plan for Outside Directors.

         (n) "Potential Change in Control" shall have the meaning set forth in the Company's 1990 Employee Stock Plan.

         (o) "Retirement" means retirement from active directorship of the Company.

         (p) "Subsidiary" shall have the meaning set forth in the Company's 1990 Employee Stock Plan.

3.       ADMINISTRATION

         The Plan shall be administered by the Committee of the Board of the Company. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan; provided, however, that the Committee shall have no discretion with respect to designating the recipient of an Option, the number of shares of Common Stock that are subject to an Option or the exercise price for an Option. All decisions made by the Committee in construing the provisions of the Plan shall be final.

4.       ELIGIBILITY

         Each Outside Director of the Company shall be eligible to participate under the Plan.

5.       STOCK SUBJECT TO THE PLAN

         Subject to adjustment as provided in Paragraph 11, not more than 262,500 shares of Common Stock may be issued in respect of Options granted under the Plan. Such shares that may be issued upon the exercise of Options under the Plan are authorized but unissued shares. Shares of Common Stock subject to an Option shall, upon the expiration or termination of such Option, to the extent unexercised, again be available for grant under the Plan.

6.       GRANT OF OPTIONS

         Options will be awarded under this Plan pursuant to the following:

         (a) Each Outside Director on the date of his initial election to the Board, whether such election is by the Board or by the Company's shareholders, shall be granted as of such date an Option (an "Initial Option") to purchase 11,250 shares of the Company's


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                  Common Stock subject to adjustment as provided in Paragraph
                  11, provided that such Optionee has not received an Initial Option on any previous date.

         (b) Commencing with the 1992 Annual Meeting of Shareholders and continuing in effect for each subsequent Annual Meeting, each Outside Director automatically will be granted on the date of each such Annual Meeting an Option (an "Annual Option") to purchase 2,250 shares of the Company's Common Stock subject to adjustment as provided in Paragraph 11.

7.       OPTION PRICE

         Each Option granted hereunder shall represent the right to purchase the shares of Common Stock represented thereby at the Fair Market Value on the date the Option is granted.

8.       OPTION AGREEMENT

         The grant of any Options shall be evidenced by a written Stock Option Agreement executed by the Company and the Optionee. The Stock Option Agreement shall contain the number of shares of Common Stock subject to the Option evidenced thereby, the other essential terms of the Option determined in accordance with Paragraph 9 hereof, and other terms that are not inconsistent with requirements of this Plan.

9.       TERMS AND CONDITIONS OF OPTIONS

         (a) Except as otherwise provided in Paragraph 12, Initial Options granted pursuant to the Plan shall become exercisable in annual increments of 20% beginning on the first anniversary of the date of grant; provided, however, that, except as otherwise provided in Paragraph 12, no Option shall become exercisable during the first six months following approval of the Plan by a majority of the shareholders at the Annual Meeting of Shareholders for the year ended December 29, 1991. Annual Options granted pursuant to the Plan shall become exercisable six months following the date of grant; provided, that no Annual Option shall become exercisable during the first six months following approval of amendments to the Plan by a majority of the shareholders at the Annual Meeting of Shareholders for the year ended December 27, 1992. All Options shall have a term of ten years from the date of grant, subject to earlier termination as hereinafter provided.

         (b) Options that have not become exercisable on the date the Optionee ceases to serve as a director of the Company for any reason shall be forfeited and terminated immediately upon termination of service.

         (c) Options that have become exercisable on the date the termination or expiration of the Optionee's position as a director may be exercised as follows:


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                  (1)      Retirement or Disability

                           If the Optionee shall cease to be a director of the Company by reason of Retirement or Disability, the Optionee may exercise the Option if and to the extent it was exercisable on the date of such cessation. Such Option may be exercised for a period of three years from the date of such cessation or until the expiration of the stated term of such Option; whichever period is the shorter.

                  (2)      Death

                           If the Optionee shall cease to be a director by reason of death, the Optionee's legal representative may exercise the Option if and to the extent it was exercisable on the date of the Optionee's death. Such Options may be exercised for a period of one year from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter.

                  (3)      Termination for any other reason

                           If the Optionee shall cease to be a director of the Company for any reason other than Retirement, Disability, or death, the Optionee may exercise the Option, to the extent it was exercisable on the date of such cessation, if the Optionee was involuntarily terminated by the Company without Cause. Such Options, if exercised, must be exercised within the lesser of three months from the date of cessation or the balance of the stated term of the Option. For purposes of this Plan, "Cause" shall have the meaning set forth in the Company's 1990 Employee Stock Plan.

         (d)      Exercise of Options

                  An Option shall be exercised by delivering to the Corporate Secretary of the Company a written notice of exercise in the form prescribed by the Corporate Secretary for use from time to time. Such notice of exercise shall indicate the number of shares to which the Option is exercised and shall be accompanied by the full exercise price for the Options exercised.

         (e)      Form of Payment

                  The exercise price may be paid in cash (including certified or cashier's check, bank draft or money order), Common Stock, or a combination of Common Stock and cash. The Common Stock so delivered shall be valued at the Fair Market Value of the Common Stock on the date of exercise. No shares of Common Stock shall be issued or delivered until full payment has been made.


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         (f)      Transferability of Options

                  Options shall not be transferable without the prior written consent of the Committee other than (i) transfers by the Optionee to a member of his or her Immediate Family or a trust for the benefit of Optionee or a member of his or her Immediate Family, or (ii) transfers by will or by the laws of descent and distribution. For purposes of this Section 9(f), "Immediate Family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

         (g)      No Rights as Shareholders

                  Holders of Options under the Plan shall have no rights as shareholders unless and until certificates for shares of Common Stock are registered in their names in satisfaction of a duly exercised Option.

10.      WITHHOLDING TAXES

         Whenever the Company issues or transfers shares of Common Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate for such shares. An Optionee shall have the right to elect to have the Company retain sufficient shares of Common Stock under Option to satisfy any such withholding tax requirements by giving written notice to the Company. The Committee shall have the right, in its sole discretion, to accept or reject such election. Whether or not the Optionee makes such an election, the Company shall have the right to retain sufficient shares of Common Stock to cover the amount of any tax required by any government to be withheld or otherwise deducted or paid with respect to the exercise of the Options; provided, that the Optionee does not deliver to the Company cash and/or shares of Common Stock in the amount determined by the Company to be sufficient to satisfy such tax. The Common Stock so retained or delivered shall be valued at the Fair Market Value of the Common Stock on the date retained or delivered.

11.      CAPITAL ADJUSTMENTS AND CORPORATE REORGANIZATIONS

         In the event of any change in the outstanding shares of stock by reason of a stock dividend, split or combination, or recapitalization or reclassification, or reorganization, merger or consolidation, in which the Company is the surviving corporation or other similar change affecting the stock, the number and class of shares then subject to Options and for which Options may thereafter be granted and the amount per share of stock payable upon exercise or surrender of such Options shall be appropriately adjusted by the Committee to reflect such change. No fractional shares shall be issued as a result of such adjustment. In the event of a dissolution of the Company or a reorganization, merger or consolidation in which the Company is not the surviving corporation, the Company by


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action of its Board shall either (i) terminate outstanding and unexercised
Options as of the effective date of such dissolution, merger or consolidation by giving notice to each Optionee of its intention to do so and permitting the exercise, during the period prior to such effective date to be specified by the Committee, of all outstanding and unexercised Options or portions thereof; provided, however, that no Option shall become exercisable hereunder either after the expiration date thereof or prior to one year from the date of grant thereof, or (ii) in the case of such reorganization, merger or consolidation, arrange for an appropriate substitution of shares or other securities of the corporation with which the Company is reorganized, merged or consolidated in lieu of the shares of stock which are subject to such outstanding and unexercised Options.

12.      CHANGE IN CONTROL PROVISION

         (a) In the event of a "Change in Control" or a "Potential Change in Control" the following acceleration and valuation provisions shall apply:

                  (1) Any Option awarded under the Plan to an Optionee, not previously exercisable, shall become fully exercisable.

                  (2) The value of all exercisable Options may, at the Optionee's election, be cashed out at the Change in Control Price (as defined in the Company's 1990 Employee Stock Plan).

13.      EFFECTIVE DATE AND TERM OF THE PLAN

         The Plan will become effective on the date of its adoption by the Board, subject to approval by a majority of the shareholders at the Annual Meeting of Shareholders for the year ended December 29, 1991. The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not heretofore been granted. Except with respect to Options then outstanding, if not sooner terminated, the Plan shall terminate upon, and no further Options shall be granted after, the expiration of 10 years from the effective date of the Plan.

14.      AMENDMENTS

         The Board shall have the right to alter or amend the Plan or any part thereof from time to time provided that:

         (a) no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee;

         (b) Plan provisions may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder; and


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         (c)      the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares of Common Stock which may be issued pursuant to provisions of the Plan, or extend the terms of the Plan, without the approval of the shareholders of the Company.


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